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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-71042, No. 333-48356, No. 333-49671, and No. 333-49559 and Forms S-3 No. 333-33867, No. 333-10243, No. 33-61940 and No. 33-61647), as amended, and in the related Prospectus of Methode Electronics, Inc. of our report dated June 20, 2003, except as to Note 16, as to which the date is July 21, 2003, with respect to the consolidated financial statements and schedule of Methode Electronics, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 2003.

Ernst & Young LLP
Chicago, Illinois July 24, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS